CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 24, 1999, accompanying the financial statements of Trans Energy, Inc., included in its report on Form 10-KSB for the fiscal year ended December 31, 1998 and hereby consent to the incorporation by reference to such report in this Registration Statement on Form S-8



Jones, Jensen & Company
Salt Lake City, Utah
February 22, 2000